Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2025, with respect to the financial statements of ArriVent BioPharma, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 5, 2026